SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 14, 2009
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
In furtherance of the frame agreement that Evergreen Solar, Inc. (the “Registrant”), Jiawei Solar (Wuhan) Co. and the Wuhan Donghu New Technology Development Zone Management Committee entered into on April 30, 2009, to expand String Ribbon™ wafer manufacturing in Wuhan, China, on July 14, 2009, the Registrant and Jiawei Solarchina Co., Ltd (“Jiawei”), together with their Wuhan, China-based affiliates, entered into a Relationship Agreement (the “Relationship Agreement”) and a Manufacturing Services Agreement (the “Manufacturing Agreement”).
The new agreements establish the terms and conditions pursuant to which the Registrant will develop and operate a String Ribbon wafer manufacturing facility in Wuhan to supply wafers to Jiawei, which, in turn, will develop and operate a facility for the processing of the Registrant’s wafers into solar cells and solar panels on a contract manufacturing basis. The Registrant will market and sell the solar panels produced by Jiawei. Initially, the Registrant and Jiawei will each develop their respective facilities to produce approximately 100 MW of wafers and solar panels. By 2012, the Registrant and Jiawei may further expand their respective capacities to approximately 500 MW, depending on the success of the initial expansion, market conditions and other considerations. The signing of these agreements was a key prerequisite for obtaining government-arranged financing for the development of the facilities in Wuhan.
In the Relationship Agreement, the parties have agreed to the manner of development of the Registrant’s and Jiawei’s respective facilities in Wuhan over the next 18 months and the potential longer-term expansion plans which would expand each of the Registrant’s and Jiawei’s capacities for String Ribbon wafer manufacturing and String Ribbon panel manufacturing through 2012. The Relationship Agreement calls for the parties to support each other’s respective expansions with assistance from each other’s employees and through the license of the Registrant’s manufacturing technologies to the extent that Jiawei and the Registrant determine such technologies should be employed in Jiawei’s cell processing operations.
In addition, through December 31, 2012, the Registrant has agreed to give Jiawei a right of first refusal to be the Registrant’s manufacturer of solar panels using the next 400 MW of String Ribbon wafer capacity that the Registrant develops in China, and the Registrant has agreed to repay the $33 million in financing it expects to receive from a state-owned investment company if the Registrant expands in certain other Asian or Southeast Asian countries. Jiawei has agreed to forgo all direct or indirect participation in manufacturing activities involving String Ribbon wafers from the effective date of the Relationship Agreement until five (5) years after the manufacturing relationship between the parties terminates.
Performance of the parties’ obligations under the Relationship Agreement is conditioned on, among other conditions precedent, each party securing adequate financing for the establishment of the its proposed manufacturing facilities, and the Registrant obtaining an export license from the United States Department of Commerce for the high temperature filament used to make its String Ribbon wafers.

The parties’ obligations under the Manufacturing Agreement also become effective on the satisfaction or waiver of the conditions precedent specified in the Relationship Agreement. The Manufacturing Agreement establishes the terms on which wafers will be supplied by the Registrant, processed into solar panels by Jiawei and sold back to the Registrant, including volume requirements, quality requirements, ordering particulars, warranty terms, indemnification obligations, remedies and terminations rights and obligations. The Manufacturing Agreement also establishes put and call rights (at valuations determined based on an agreed methodology) in favor of each party with respect to the manufacturing operations in the event that the other party fails to meet its obligations under the agreement.
The cost of the Registrant’s 100 MW wafer facility in Wuhan is expected to be approximately $50 million and the Registrant expects to receive financing for about two-thirds of that amount, requiring it to invest approximately $17 million of initial capital and equipment. The financing arrangements have been under negotiation while the agreements with Jiawei were being completed and the Registrant expects these arrangements to be completed in the next few weeks.
In connection with the signing of the Relationship Agreement and Manufacturing Agreement, the Registrant agreed to issue warrants to Jiawei which are described in Item 3.02 below and Jiawei agreed to deliver to the Registrant warrants to purchase shares of common stock in Dynamic Green Energy, Ltd., Jiawei’s ultimate parent company.
The foregoing descriptions of the Relationship Agreement and the Manufacturing Agreement and related matters are made subject to the Safe Harbor Statement below and are qualified in their entirety by reference to those agreements, copies of which will be filed by amendment to this Form 8-K or with the Registrant’s quarterly report on Form 10-Q for the period ending September 30, 2009.

Item 3.02 Unregistered Sales of Equity Securities.
In connection with the signing of the Relationship Agreement and Manufacturing Agreement, the Registrant agreed to issue warrants to Jiawei to purchase 2,082,914 shares of the Registrant’s common stock, subject to the satisfaction or waiver of the conditions precedent to the effectiveness of the Relationship Agreement and the Manufacturing Agreement described under Item 1.01 above. Twenty percent of the warrants will become exercisable for each incremental 95 MW of production capacity achieved (as determined by product produced and delivered) pursuant to the Manufacturing Agreement or another manufacturing agreement related to the production of solar panels by Jiawei, or a Jiawei affiliate, using String Ribbon Wafers. The warrants will have a five-year term commencing on the date of issuance and will be subject to the additional terms and conditions specified in the warrant side letter filed herewith as Exhibit 10.1, which exhibit qualifies the disclosure in this Form 8-K in its entirety. In addition, the final terms of the warrant will be set forth in a warrant agreement in a form to be agreed by the Registrant and Jiawei.

Item 8.01 Other Events.
On July 14, 2009, the Devens Enterprise Commission (the “DEC”), the governmental authority that regulates development and zoning within the Devens Enterprise Zone where Evergreen Solar Inc.’s (the “Registrant’s”) Devens, Massachusetts manufacturing facility is located, adopted a resolution (the “Resolution”) which requires the Registrant to attenuate certain noises being generated by the Devens facility in violation of the DEC’s noise regulations (together with the Resolution, the “DEC’s Requirements”). Pursuant to the Resolution, the Registrant is subject to the following key obligations which are in addition to the DEC’s noise regulations:
•	reduction of Devens facility noise to a specified night-time noise level by July 27, 2009 and to a more stringent night-time noise level by August 17, 2009;

•	performance of weekly monitoring and reporting on attenuation efforts through September 18, 2009;

•	implementation, by specified dates, of attenuation controls specified in the Resolution and use of all diligent efforts to accelerate the implementation of those specified controls;

•	demonstration of compliance with the most stringent applicable noise regulation standard on or before September 15, 2009 while operating the Devens facility at full operating levels to simulate a “worst case noise scenario”, including various transient noise sources; and

•	once compliance has been achieved, maintaining permanent monitoring at the Devens facility and on the nearest abutting property to the Devens facility, with monthly reporting to be provided to the DEC.
The Resolution extended the Registrant’s current temporary occupancy permits for its Devens facility until October 31, 2009, subject to compliance with the DEC’s Requirements. Assuming compliance with the DEC’s Requirements, the Registrant will apply for and expects to obtain a permanent occupancy permit prior to October 31, 2009.
If the Registrant is unable to: attain the night-time noise levels specified for each of July 27, 2009 and August 17, 2009; implement the specified attenuation controls by the specified dates; and demonstrate compliance with the most stringent applicable noise regulation standard under the so-called worst case scenario on or before September 15, 2009, the temporary occupancy permit for the Devens facility will be automatically revoked and operations at the Devens facility will be required to cease until compliance is achieved. The key compliance standards set for the Devens facility are measured in A-weighted decibels, or dBA.
During the night, the Registrant is required to attain noise levels of 42 dBA by July 27, 2009 and 38 dBA by August 17, 2009. These levels require that the Registrant reduce night-time facility noise by two dBA by July 27, 2009 and six dBA by August 17, 2009, from the night-time noise level of 44 dBA measured on July 14, 2009. During the day, the Registrant is required to attain a noise level of 43 dBA by August 17, 2009. This level requires that the Registrant reduce daytime facility noise by one dBA by August 17, 2009, from the daytime noise level of 44 dBA measured on July 14, 2009.

The Registrant is also required to demonstrate by September 15, 2009 under the so-called worst case scenario it is producing no more than 38dBA as measured at the nearest neighboring property and at any other location in the neighborhood. At the nearest neighboring property, this will require night-time noise levels under the worst case scenario to be reduced by six dBA, from the night-time noise level of 44 dBA under typical conditions measured on July 14, 2009. During the night at the other neighboring properties and during daytime periods on all applicable neighboring properties, the Devens facility is already in compliance or is closer to compliance than at the nearest neighboring property at night.
After the Registrant achieves compliance with the applicable noise regulations and the Resolution, the Registrant is required to continue noise monitoring. If such monitoring reveals any noncompliance with the DEC’s Requirements and the Registrant fails to remedy the situation within five business days, the Registrant will be required to immediately cease operations at the Devens facility until it can operate below the required noise levels.
The Registrant constructed the Devens facility in reliance on computer sound modeling studies completed before and during construction of the Devens facility by CH2M Hill, a leading international design and engineering firm. The permits issued by the DEC for construction of the Devens facility were based on these studies. Only when the Devens facility was substantially completed, construction noise diminished and operating levels increased, did it become apparent through complaints from the Registrant’s residential neighbors that the Devens facility was not compliant with the applicable noise regulations.
Working with Cavanaugh Tocci Associates, Inc., a leading sound consultant, the Registrant is implementing detailed plans in order to comply with the DEC’s Requirements. Despite the inherent difficulty involved in measuring sound levels resulting from non-facility sources (e.g., wind, rain, highway and other indigenous sounds), the Registrant believes it will be able to comply with these requirements within the specified timelines and on a going forward basis.
If the Registrant is unable to comply with the DEC’s Requirements and the Registrant is required to cease operations at its Devens facility, such cessation, depending on how long it takes to bring the facility into compliance, could have a material adverse affect on the Registrant’ business, results of operations and financial condition.
The Registrant expects it will cost between $2 and $3 million to attenuate the noise from its Devens facility to achieve compliance with DEC’s Requirements.
The statements in this Item 8.01 are made subject to the Safe Harbor Statement below.
Safe Harbor Statement
Item 1.01 and Item 8.01 of this Current Report on Form 8-K contain forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations or beliefs. Such forward-looking statements include, but are not limited to, those related to the expected costs of establishing the Registrant's 100 MW wafer manufacturing facility in Wuhan, China, the expected completion date of that facility and Jiawei’s facilities, the financing arrangements for development of the initial 100 MW wafer manufacturing facility in Wuhan and the potential development of an additional 400 MW of production capacity by December 31, 2012, the expected costs to mitigate the level of noise generated by the Devens facility, the ability to comply with the Resolution adopted by the Devens Enterprise Commission and applicable noise ordinances, and the ability to receive and maintain a permanent certificate of occupancy to continue to operate the Devens facility. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including risks associated with the Registrant's ability to: accurately estimate the costs and timing of developing a manufacturing facility in Wuhan, China; obtain financing as currently contemplated; develop more significant manufacturing operations in China by the end of 2012; accurately estimate the costs of compliance with the Devens Enterprise Commission’s resolution and applicable noise ordinances; obtain and maintain a permanent certificate of occupancy for the Devens facility; and avoid cessation of operations of the Devens facility; and other risks and uncertainties identified in the Registrant’s filings with the Securities and Exchange Commission. The Registrant disclaims any obligation to update or revise such statements to reflect any change in company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01 Financial Statements and Exhibit.
(d)	Exhibits.

No.	Description

10.1	Warrant Side Letter between the Registrant and Jiawei Solarchina Co., Ltd., dated July 14, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary
Dated: July 20, 2009